                                                                   Exhibit 10.13


                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT ("Agreement") is dated as of the 18th day of March, 2002, by and between SunTrust Bank ("Escrow Agent") and Easy Money Holding Corporation, a Virginia corporation ("EMHC").

                                    WHEREAS:

         A. EMHC is planning an initial public offering of its common stock (the "Offering"). The officers and directors of EMHC are planning to sell the Offering of 100,000 to 2,000,000 shares of EMHC's common stock (the "Shares") at $2.50 per share. EMHC desires that certain proceeds of the Offering received by the Escrow Agent from EMHC and designated for deposit pursuant to this Agreement ("Escrow Funds") be placed in an interest bearing account ("Escrow Account").

         B. EMHC is willing to deposit the Escrow Funds into the Escrow Account with Escrow Agent.

         NOW THEREFORE, in consideration of the mutual covenants and promises herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. EMHC hereby appoints Escrow Agent and Escrow Agent hereby accepts its appointment to hold the Escrow Funds in the Escrow Account upon the terms and conditions as set forth in this Agreement. Upon receipt by EMHC of Escrow Funds, each deposit of Escrow Funds shall be wired to the wire instructions below.

         2. From such time as the Offering becomes effective and until termination of the Agreement or resignation or removal of Escrow Agent as set forth herein, the Escrow Funds shall be deposited in the Escrow Account at SunTrust Bank. The Escrow Account shall be in the name of EMHC, whose tax identification number is 54-1875786.

         3. Escrow Agent shall hold the Escrow Funds, if and when received by it, in accordance with the terms of this Agreement. The Escrow Funds shall be released to EMHC and/or its designated investors in accordance with the written instructions executed by EMHC. Escrow Agent shall not be responsible for any delay in the electronic wire transfer of funds.

         Escrow Agent shall invest and reinvest the Escrow Funds in the Escrow Account in the STI Classic US Government Securities money market fund, or in the STI US Treasury money market fund, or in such other investments as EMHC and Escrow Agent may mutually agree upon. The Escrow Agent shall not be liable for any loss or cost associated with these investments.

         4. To induce Escrow Agent to act hereunder, it is understood and agreed by the parties to this Agreement that:

         (a) Escrow Agent is not a trustee for any party for any purpose, and is merely acting as a depository and in a ministerial capacity with the limited duties set forth in this Agreement.

         (b) Escrow Agent has no responsibility in respect of any instruction, certificate or notice delivered to it or of the Escrow Account other than faithfully to carry out the obligations undertaken in this Agreement and to follow the directions in such instruction or notice provided in accordance with the terms of this Agreement.

         (c) Except for matters arising from Escrow Agent's gross negligence or willful misconduct, Escrow Agent shall not be liable for any action taken or omitted by it in good faith and may rely upon, and act in accordance with, the advice of its counsel without liability on its part for any action taken or omitted in accordance with such advice.

         (d) Escrow Agent may conclusively rely upon and act in accordance with any certificate, instruction, notice, letter, telegram, cablegram, or other written instrument (including those delivered by facsimile transmission) believed to be genuine and to have been signed by the property party or parties.

         (e) EMHC shall indemnify and hold harmless Escrow Agent and its officers, directors, agents or employees, from all costs, expenses, liabilities and obligations which it shall incur in connection with this Agreement. This
Section 4(e) shall survive any termination of this Agreement or the resignation or removal of Escrow Agent.

         (f) Escrow Agent shall not be required to defend any legal proceeding which may be instituted against it in respect of the subject matter of this Agreement unless requested to do so by EMHC and indemnified to Escrow Agent's satisfaction against the cost and expense of such defense. If any such legal proceedings are instituted against it, Escrow Agent agrees promptly to give notice of such proceeding to EMHC. Escrow Agent shall not be required to institute legal proceedings of any kind.

         (g) Escrow Agent shall not, by act, delay, omission or otherwise, be deemed to have waived any right or remedy it may have either under this Agreement or generally, unless such waiver be in writing, and no waiver shall be valid unless it is in writing, signed by Escrow Agent, and only to the extent expressly therein set forth. A waiver by Escrow Agent under the terms of this Agreement shall not be construed as a bar to, or waiver of, the same or any other such right or remedy which it would otherwise have on any other occasion.

         (h) EMHC may remove Escrow Agent at any time upon prior written notice. Escrow Agent may resign as such hereunder by giving thirty (30) days written notice thereof to EMHC. Within ten (10) days after receipt of such notice, EMHC shall furnish to Escrow Agent written instructions for the release of the Escrow Account. If Escrow Agent shall not have received such written instructions as provided above, Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent and, upon such appointment, deliver the Escrow Funds to such successor.

         (i) EMHC shall pay a fee of $1500 to Escrow Agent for services provided in connection with this Agreement, which amount will be wired to the Escrow Agent at the same time as the initial wire of the Escrow Funds described in
Section 1.

         5. Each notice, instruction or other certificate required or permitted by the terms hereof shall be in writing and shall be communicated by personal delivery, facsimile, or registered mail, return receipt requested, to the parties hereto at the addresses shown below, or at such other address as such party may designate in writing.

         (i)  If to EMHC:

         Easy Money Holding Corporation
         5295 Greenwich Road, Suite 108
         Virginia Beach, Virginia  23462
         Attn: Mr. David Kilby

         With a copy to:

         Williams Mullen
         900 One Columbus Center
         Virginia Beach, Virginia 23462
         Attn: John M. Paris, Esq.

         (ii) If to Escrow Agent:

         SunTrust Bank
         Mail Code HDQ 5310
         919 East  Main Street
         Richmond, VA  23219
         Attn: Ms. Emily J. Hare

All notices, instructions or certificates given hereunder to Escrow Agent shall be effective upon receipt by Escrow Agent. All notices given hereunder by Escrow Agent shall be effective and deemed received upon personal delivery or transmission by facsimile or, if mailed, five (5) calendar days after mailing by Escrow Agent.

         6. Except as otherwise provided in this Agreement, this Agreement may be modified, altered, amended, canceled or terminated only by the written agreement of the parties to this Agreement.

         7. Unless otherwise terminated by the parties pursuant to this Agreement, this Agreement shall terminate upon the earlier of the sale by EMHC of the minimum of

100,000 Shares in the Offering or 180 days after the effective date of the Offering, but in no event earlier than the last requested release of Escrow Funds, as described in Section 3. Within ten days of the effective date of the Offering, EMHC shall notify the Escrow Agent of the effective date of the Offering.

         8. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors in interest and assigns.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers on the day and year first above written.

                                  Easy Money Holding Corporation

                                  By:/s/____________________________
                                  Name:    David Greenberg
                                  Title: President and Chief Executive Officer
                                  Address: 5295 Greenwich Road, Suite 108
                                  Virginia Beach, Virginia  23462
                                  Phone: (757) 499-1126
                                  Fax: (757) 456-9226


                                  Escrow Agent:

                                  SunTrust Bank

                                  By:/s/__________________________
                                  Name: Emily J. Hare
                                  Title: Trust Officer
                                  Mail Code HDQ 5310
                                  919 E. Main Street, 10th Floor
                                  Richmond, Virginia 23219

Wire instructions:
SunTrust Bank
ABA 061000104
Credit Account Name:  Corporate Trust Division
Credit Account Number:  9443001321
Other BNF information:  Easy Money Holding
ATTN:  Emily J. Hare (804) 782-5400